SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2005

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2005, wholly owned subsidiaries of Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Maguire Properties, Inc. (the “Company”), a real estate investment trust, completed multiple financings with various lenders including Greenwich Financial Products, Inc. (“Greenwich”), Bank of America, N.A. (“BoA”) and Nomura Credit & Capital, Inc. (“Nomura”) in connection with the purchase of an office portfolio consisting of ten properties and three separate land parcels described below in Section 2 - Financial Information. The mortgage loans are described in further detail in the table below. The financings were evidenced by deeds of trust and related loan documents. To further facilitate the purchase described below in Section 2 - Financial Information, the Operating Partnership assumed a $155.0 million loan from New York Life Insurance Company and Massachusetts Mutual Life Insurance Company encumbering the 777 Tower Property, located in Los Angeles, California.

Borrower	Lender	Loan Amount (in '000s)	Loan Type	Interest Rate	Maturity Date

Maguire Properties - 801 N. Brand, LLC (3)	Greenwich	$75,540	10-year fixed, interest only	5.73%	April 6, 2015
Maguire Properties - 700 N. Central, LLC (3)	Greenwich	27,460	10-year fixed, interest only	5.73%	April 6, 2015
Maguire Properties - Pacific Arts Plaza, LLC (2)	BoA	270,000	7-year fixed, interest only	5.15%	April 1, 2012
Maguire Properties - Wateridge Plaza, LLC (1)	Nomura	57,880	2-year floating, interest only	LIBOR + 2.25%	April 11, 2007
Maguire Properties - Wateridge Plaza Mezzanine, LLC (1)	Nomura	5,000	2-year floating, interest only	LIBOR + 2.25%	April 11, 2007
Maguire Properties - Mission City Center, LLC (2)	BoA	52,000	7-year fixed, interest only	5.09%	April 1, 2012
Maguire Properties - Regents Square, LLC (2)	BoA	103,600	7-year fixed, interest only	5.13%	April 1, 2012
Maguire Properties - One Renaissance, LLC (2)	BoA	103,600	7-year fixed, interest only	5.13%	April 1, 2012
Maguire Properties - Denver Center, LLC (3)	Greenwich	285,000	10-year fixed, interest only	5.26%	April 6, 2015
Maguire Properties - Austin Research Park, LP (1)	Nomura	37,000	2-year floating, interest only	LIBOR + 2.00%	April 11, 2007
Maguire Properties - Austin LP Mezzanine, LLC (1)	Nomura	5,000	2-year floating, interest only	LIBOR + 2.00%	April 11, 2007
Grand Total		1,022,080
__________
(1)
This loan provides for three one-year extension options. This loan may be prepaid in whole but not in part at any time prior to the 180-day period before the maturity date without penalty except as follows: during the 180-day period prior to the maturity date, the Operating Partnership may prepay without a prepayment fee on thirty days prior written notice to the lender.

(2)
This loan may be prepaid without penalty in whole but not in part only during the 180-day period before the maturity date on 30 days prior written notice to the lender. Prior to such time, we have certain rights to defease the loan or, subject to satisfaction of certain conditions, the loan may be assumed by a permitted transferee.

(3)
This loan may be prepaid in whole but not in part only during the 90-day period prior to the maturity date, without a prepayment fee, on 15 days prior written notice to the lender. Prior to such time, we have certain rights to defease the loan or, subject to satisfaction of certain conditions, the loan may be assumed by a qualified transferee.

In addition to obtaining the aforementioned loans, another wholly owned subsidiary of the Operating Partnership, Maguire Properties Holdings I, LLC completed a $450.0 million, five-year financing with Credit Suisse First Boston (“CSFB”). The term loan has a variable interest rate of LIBOR plus 1.75%. The term loan is guaranteed by the Operating Partnership. Also in connection with the purchase described below in Section 2 - Financial Information, CSFB originated a new $100.0 million secured revolving credit facility, which replaces the Company’s prior $100.0 million credit facility. The new revolver credit facility also currently bears interest at a variable rate of LIBOR plus 1.75% and has a four-year term. The interest rate margin on the revolver credit facility may be increased or decreased by 0.25% based on the Company’s leverage ratio. The new revolver credit facility is guaranteed by Maguire Properties Holdings I, LLC. In addition, the CSFB term loan and new revolver credit facility are guaranteed by certain subsidiaries, and are secured by deeds of trust on Cerritos Corporate Center I and II, Plaza Las Fuentes, 755 South Figueroa, 200 Burchett and PacArts West properties and pledges of equity in substantially all property owning subsidiaries of the Operating Partnership.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 15, 2005, the Operating Partnership completed the acquisition of an office portfolio of ten properties and three separate land parcels (the “Properties”) from Fifth Street Properties, LLC (“FSP”), an affiliate of CommonWealth Partners, LLC (“CWP”). The Operating Partnership acquired the properties through thirteen of its wholly owned subsidiaries. The purchase price, which was determined through negotiations between the Operating Partnership and FSP, was $1.51 billion. The Operating Partnership funded the purchase price through approximately $1.022 billion in new mortgage financing, the assumption of a $155.0 million loan from New York Life Insurance Company and Massachusetts Mutual Life Insurance Company encumbering the 777 Tower Property and proceeds from a $450.0 million term loan originated by Credit Suisse First Boston (“CSFB”). CSFB also originated a new $100.0 million secured revolving credit facility, which replaces the Company’s prior $100.0 million credit facility.

The properties are all located in the states of California, Arizona, Colorado and Texas. The portfolio consists of properties totaling approximately 4,972,964 rentable square feet and developable land that management believes can support approximately an additional 1,529,000 square feet of office improvements, including incidental retail. The following table details the rentable square feet per property as well as the projected rentable area of the developable land.

Properties	Location	Rentable Area (Square Feet)	Rentable Area (Percentage)

801 N. Brand	Glendale, CA	282,403	5.70%
700 N. Central	Glendale, CA	134,169	2.70%
777 Tower	Los Angeles, CA	1,004,231	20.20%
Pacific Arts Plaza	Costa Mesa, CA	826,988	16.60%
Wateridge Plaza	San Diego, CA	265,958	5.30%
Mission City Corporate Center	San Diego, CA	190,117	3.80%
Regents Square I & II	La Jolla, CA	311,805	6.30%
One Renaissance Square	Phoenix, AZ	483,852	9.70%
Wells Fargo Center	Denver, CO	1,201,559	24.20%
Austin Research Park I & II	Austin, TX	271,882	5.50%
Subtotal		4,972,964	100.00%

Developable Land
755 Figueroa	Los Angeles, CA	840,000
Pacific Arts Plaza	Costa Mesa, CA	400,000
200 Burchett	Glendale, CA	187,000
Mission City Corporate Center (1)	San Diego, CA	102,000
Subtotal		1,529,000

Grand Total		6,501,964
__________
(1)	Constituting entitlements to develop a portion of the Mission City Corporate Center Property.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements for CWP will be filed by amendment as soon as practicable, but not later than May 30, 2005.

(b) Pro forma financial information.

Pro forma financial information for CWP will be filed by amendment as soon as practicable, but not later than May 30, 2005.

(c) Exhibits.

Exhibit 99.1	Press Release dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: March 18, 2005